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CUSIP No. 57383M108                  13D                              Page 6


                            EXHIBIT 1 TO SCHEDULE 13D
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                                March 5, 1999
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               MORGAN  STANLEY  DEAN  WITTER & CO.  and  MORGAN  STANLEY  &  CO.

               INCORPORATED  hereby  agree  that,  unless  differentiated,  this

               Schedule 13D is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

            MORGAN STANLEY & CO. INCORPORATED

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).